LightPath Technologies, Inc 10-K/A

Exhibit 21.1

Subsidiaries

GelTech Inc.                                                                                                       Delaware Corporation

LightPath Optical Instrumentation (Shanghai) Co., Ltd                                                                                                 People’s Republic of China